                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 24, 1998
                        ---------------------------------
                        (Date of earliest event reported)


                            ATRIX LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



   Delaware                          0-18231                 84-1043826
---------------               ---------------------     ----------------------
(State or Other               (Commission File No.)         (IRS Employer
Jurisdiction of                                           Identification No.)
Incorporation)


                2579 Midpoint Drive, Fort Collins, Colorado 80525
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (970) 482-5868
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements of ViroTex Corporation.  Please see
             Attachment A.

         (b) Pro forma financial information. Please see Attachment B.

         (c) Exhibits.

             23.      Consent of PricewaterhouseCoopers LLP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 8th day of February, 1999.

                                           ATRIX LABORATORIES, INC.



                                           By: /s/ BRIAN G. RICHMOND
                                              --------------------------------
                                              Brian G. Richmond
                                              Vice President, Finance
                                              and Assistant Secretary

                                  Attachment A


                  Report of Independent Accountants                                             A-1

                  Balance Sheets as of December 31, 1997 and 1996                               A-2

                  Statements of Operations for the Years Ended December 31, 1997
                  and 1996 and for the period from inception, May 4, 1988,
                  to December 31, 1997                                                          A-3

                  Statement of Changes in Stockholders' Equity for the Years
                  Ended December 31, 1997 and 1996 and for the period from
                  inception,
                  May 4, 1988, to December 31, 1997                                             A-4

                  Statements of Cash Flows for the Years Ended December 31, 1997
                  and 1996 and for the period from inception, May 4, 1988,
                  to December 31, 1997                                                          A-5

                  Notes to Financial Statements                                                 A-6

                  Balance Sheets as of December 31, 1997 and September 30, 1998
                  (Unaudited)                                                                  A-16

                  Unaudited Statements of Operations for the Nine Months Ended
                  September 30, 1998 and 1997 and for the period from inception,
                  May 4, 1988, to September 30, 1998                                           A-17

                  Unaudited Statements of Cash Flows for the Nine Months Ended
                  September 30, 1998 and 1997 and for the period from inception,
                  May 4, 1988, to September 30, 1998                                           A-18

                  Unaudited Statement of Changes in Stockholders' Equity for the Nine
                  Months Ended September 30, 1998                                              A-19

                  Notes to Unaudited Financial Statements                                      A-20

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
ViroTex Corporation:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of ViroTex Corporation at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended and for the period from inception, May 4, 1988, through December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP.

Houston, Texas
May 4,1998

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
December 31, 1997 and 1996

                                    ASSETS                                             1997              1996
Current assets:
   Cash and cash equivalents                                                        $ 4,135,878      $ 1,729,066
   Accounts receivable, net of allowance for doubtful accounts of $0 and $35,494 at December 31, 1997 and 1996,
     respectively                                                                        70,184          167,200
   Prepaid expenses                                                                      73,851
   Deferred income tax asset                                                                             287,000
                                                                                    -----------      -----------

         Total current assets                                                         4,279,913        2,183,266

Property and equipment, net                                                             494,596          243,394
Deferred income tax asset                                                                                439,000
Other assets, net                                                                       241,334          783,986
                                                                                    -----------      -----------

         Total assets                                                               $ 5,015,843      $ 3,649,646
                                                                                    ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt                                                              $     8,398
   Accounts payable                                                                 $   117,254           86,179
   Accrued liabilities                                                                  112,280          167,569
   Current federal income tax payable                                                    40,236
                                                                                    -----------      -----------

         Total current liabilities                                                      269,770          262,146

Long-term debt, net of current maturities                                                                  6,856
Other liabilities                                                                        25,000          125,000

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares authorized; 350,000
     Series A convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($175,000 aggregate liquidation preference); 384,616
     Series B convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($500,000 aggregate liquidation preference); 340,000
     Series C convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($510,000 aggregate liquidation preference); 1,000,000
     Series D convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($2,000,000 aggregate liquidation preference); 1,566,668
     Series E convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($2,350,001 aggregate liquidation preference); 1,100,000
     Series F convertible preferred shares issued and outstanding at December
     31, 1997 and 1996 ($2,200,000 aggregate liquidation
     preference)                                                                          4,741            4,741
   Common stock, $.001 par value, 15,000,000 authorized, 641,704 and
     640,176 shares issued and outstanding at December 31, 1997 and
     1996, respectively                                                                     642              640
   Additional paid-in capital                                                         7,779,403        7,779,099
   Deficit accumulated during the development stage                                  (3,063,713)      (4,528,836)
                                                                                    -----------      -----------

         Total stockholders' equity                                                   4,721,073        3,255,644
                                                                                    -----------      -----------

         Total liabilities and stockholders' equity                                 $ 5,015,843      $ 3,649,646
                                                                                    ===========      ===========

The accompanying notes are an integral part of the financial statements.

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
for the years ended December 31, 1997 and 1996 and for the period from inception, May 4, 1988, to December 31, 1997

                                                                                       INCEPTION,
                                                                                     MAY 4,1988, TO
                                                                                       DECEMBER 31,
                                                       1997             1996               1997
License fees                                       $ 4,575,000      $   750,000      $    5,400,000
Royalties                                              387,605          300,000             687,605
Grant revenues                                          83,062           16,782             199,764
Net product sales                                                        82,516             180,339
Other                                                   88,283                               88,283
                                                   -----------      -----------      --------------

         Total revenues                              5,133,950        1,149,298           6,555,991
                                                   ===========      ===========      ==============

General and administrative                             878,740          636,666           3,368,762
Research and development                             1,367,922          582,694           3,371,238
Sales and marketing                                    377,419          778,826           2,610,399
Cost related to license fees                           414,197                              414,197
Cost related to product sales                                            38,783              76,326
                                                   -----------      -----------      --------------

                                                     3,038,278        2,036,969           9,840,922
                                                   -----------      -----------      --------------

         Net income (loss) from operations           2,095,672         (887,671)         (3,284,931)

Interest income and other                              136,471           25,322             275,282
Interest expense                                          (784)          (5,759)            (13,828)
                                                   -----------      -----------      --------------

         Net income (loss) before income taxes       2,231,359         (868,108)         (3,023,477)

Current income tax expense                             (40,236)                             (40,236)
Deferred income tax (expense) benefit                 (726,000)         726,000
                                                   -----------      -----------      --------------

                                                      (766,236)         726,000             (40,236)
                                                   -----------      -----------      --------------

Net income (loss)                                  $ 1,465,123      $  (142,108)     $   (3,063,713)
                                                   -----------      -----------      --------------

The accompanying notes are an integral part of the financial statements.

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY for the years ended December 31, 1997 and 1996 and for the period from inception, May 4, 1988, to December 31, 1997

                                                                                                          PREFERRED STOCK
                                                                                                  ------------------------------


                                                                                                     SHARES         AMOUNT
Issuance of $.001 par value common stock on October 7, 1988, at estimated fair value ($.001) for professional services rendered
Issuance of Series A preferred stock at $1.00                                                        125,000      $      125
Net loss for the period ended December 31, 1988
Issuance of $.001 par value common stock at estimated fair value ($.025) for professional services rendered
Issuance of common stock pursuant to a four-to-one stock split
Issuance of preferred stock pursuant to a four-to-one stock split                                    375,000             375
Issuance of Series A preferred stock at $0.25                                                        200,000             200
Net loss for the year ended December 31, 1989
Issuance of $.001 par value common Stock at estimated fair values ($.025 and
     $.15) for professional services rendered
Issuance of Series B preferred stock at $0.65                                                        615,385             615
Net loss for the year ended December 31, 1990
Issuance of $.001 par value common stock at estimated fair value ($.15) for professional services rendered
Redemption of common stock pursuant to a one-for-two reverse stock split
Redemption of preferred stock pursuant to a one-for-two reverse stork split                         (657,692)           (657)
Issuance of $.001 par value common stock at estimated fair value ($.30) for professional services rendered
Issuance of Series B preferred stock at $1.30                                                         76,923              77
Net loss for the year ended December 31, 1991
                                                                                                  ----------      ----------
         Balance, December 31, 1991                                                                  734,616             735

Issuance of $.001 par value common stock at estimated fair value ($.15) for professional services rendered
Issuance of Series C preferred stock at $1.50                                                        340,000             340
Net loss for the year ended December 31, 1992
                                                                                                  ----------      ----------
         Balance, December 31, 1992                                                                1,074,616           1,075

Conversion of note payable in the principal amount of $100,000 to Series D preferred stock            50,000              50
Issuance of Series D preferred stock at $2.00                                                        950,000             950
Issuance of $.001 par value common stock at estimated fair value ($.20) for professional services rendered
Net loss for the year ended December 31, 1993
                                                                                                  ----------      ----------
         Balance, December 31, 1993                                                                2,074,616           2,075

Exercise of stock options
Issuance of $.001 par value common stock at estimated fair value ($.20) for professional services rendered
Net loss for the year ended December 31, 1994
                                                                                                  ----------      ----------
         Balance, December 31, 1994                                                                2,074,616           2,075

Issuance of Series E preferred stock at $1.50                                                      1,566,668           1,566
Exercise of stock warrants at $.50
Exercise of stock options at $.25
Net loss for the year ended December 31, 1995
                                                                                                  ----------      ----------
         Balance, December 31, 1995                                                                3,641,294           3,641

Issuance of Series F preferred stock at $2.00                                                      1,100,000           1,100
Issuance of $.001 par value common stock at estimated fair value ($.20) for license agreement
Net loss for the year ended December 31, 1996
                                                                                                  ----------      ----------
         Balance, December 31, 1996                                                                4,741,284           4,741

Exercise of stock options at $.20
Net income for the year ended December 31, 1997
                                                                                                  ----------      ----------
         Balance, December 31, 1997                                                                4,741,284      $    4,741
                                                                                                  ==========      ==========


The accompanying notes are an integral part of the financial statements.

PREFERRED STOCK             COMMON STOCK                            DEFICIT
---------------   ---------------------------------------------    ACCUMULATED
ADDITIONAL                                  ADDITIONAL              DURING THE
PAID-IN                                      PAID-IN                DEVELOPMENT
CAPITAL         SHARES       AMOUNT          CAPITAL                      STAGE                 TOTAL

                232,143      $  232                                                         $       232
    124,875                                                                                     125,000
                                                                   $   (24,866)                 (24,866)

                    500           1         $       12                                               13
                697,929         697               (697)
       (375)
     49,800                                                                                      50,000
                                                                       (98,656)                 (98,656)

                 69,427          69              2,011                                            2,080
    399,385                                                                                     400,000
                                                                      (164,869)                (164,869)

                 20,500          21              3,054                                            3,075
               (510,250)       (510)               510
        657

                  5,000           5              1,495                                            1,500
     99,923                                                                                     100,000
                                                                      (306,050)                (306,050)
-----------   ---------      ------         ----------             -----------              -----------
    674,265     515,249         515              6,385                (594,441)                  87,459


                  3,227           3                481                                              484
    509,660                                                                                     510,000
                                                                      (578,872)                (578,872)
-----------   ---------      ------         ----------             -----------              -----------
  1,183,925     518,476         518              6,866              (1,173,313)                  19,071

     99,950                                                                                     100,000
  1,899,050                                                                                   1,900,000

                 29,784          30             19,649                                           19,679
                                                                      (689,434)                (689,434)
-----------   ---------      ------         ----------             -----------              -----------
  3,182,925     548,260         548             26,515              (1,862,747)               1,349,316

                 35,250          35              4,547                                            4,582

                  1,666           2                332                                              334
                                                                      (903,173)                (903,173)
-----------   ---------      ------         ----------             -----------              -----------
  3,182,925     585,176         585             31,394              (2,765,920)                 451,059

  2,348,435                                                                                   2,350,001
                 20,000          20              9,980                                           10,000
                 10,000          10              2,490                                            2,500
                                                                    (1,620,808)              (1,620,808)
-----------   ---------      ------         ----------             -----------              -----------
  5,531,360     615,176         615             43,864              (4,386,728)               1,192,752

  2,198,900                                                                                   2,200,000
                 25,000          25              4,975                                            5,000
                                                                      (142,108)                (142,108)
-----------   ---------      ------         ----------             -----------              -----------
  7,730,260     640,176         640             48,839              (4,528,836)               3,255,644

                  1,528           2                304                                              306
                                                                     1,465,123                1,465,123
-----------   ---------      ------         ----------             -----------              -----------
$ 7,730,260     641,704      $  642         $   49,143             $(3,063,713)             $ 4,721,073
===========   =========      ======         ==========             ===========              ===========


                                   A-4 cont'd

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997 and 1996 and for the period from inception, May 4, 1988, to December 31, 1997

                                                                                                                INCEPTION,
                                                                                                               MAY 4,1988, TO
                                                                                                                DECEMBER 31,
                                                                                1997             1996              1997
Cash flows from operating activities:
   Net income (loss)                                                         $ 1,465,123      $  (142,108)     $   (3,063,713)
                                                                             -----------      -----------      --------------

Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities:
   Depreciation and amortization                                                 141,645          114,390             346,328
   Issuance of common stock for goods/services                                                                        827,099
   Provision for bad debts                                                                         34,530              35,494
   Deferred income tax expense (benefit)                                         726,000         (726,000)
   Changes in operating assets and liabilities:
     Inventory                                                                                     90,272
     Accounts receivables                                                         97,016          (84,009)           (105,678)
     Prepaid expenses                                                            (73,851)          12,891             (73,851)
     Other current assets                                                                         285,580
     Other assets, net                                                           422,468                              253,660
     Accounts payable and accrued liabilities                                    (24,214)         117,573             129,534
     Federal income taxes payable                                                 40,236                               40,236
                                                                             -----------      -----------      --------------

       Total adjustments                                                       1,329,300         (154,773)          1,452,822
                                                                             -----------      -----------      --------------

       Net cash provided by (used in) operating activities                     2,794,423         (296,881)         (1,610,891)
                                                                             -----------      -----------      --------------

Cash flows from investing activities:
   Investment in note receivable                                                                                        1,417
   Proceeds from repayment of note receivable                                                                          (1,417)
   Investment in patents and license agreements                                  (61,253)        (482,077)           (543,330)
   Capital expenditures                                                         (311,410)        (109,595)           (615,722)
                                                                             -----------      -----------      --------------

       Net cash used in investing activities                                    (372,663)        (591,672)         (1,159,052)
                                                                             -----------      -----------      --------------

Cash flows from financing activities:
   Proceeds from note payable                                                                     300,000             400,200
   Proceeds from issuance of preferred stock                                                    2,200,000           6,835,001
   Proceeds from issuance of common stock
     under stock options and warrants                                                306                               17,686
   Principal payments on note payable                                            (15,254)        (307,620)           (337,740)
   Principal payments on capital lease                                                                                 (9,326)
                                                                             -----------      -----------      ---------------

       Net cash provided by (used in) financing activities                       (14,948)       2,192,380            6,905,821
                                                                             -----------      -----------      ---------------

Net increase in cash and cash equivalents                                      2,406,812        1,303,827            4,135,878

Cash and cash equivalents at beginning of period                               1,729,066          425,239
                                                                             -----------      -----------      ---------------

Cash and cash equivalents at end of period                                   $ 4,135,878      $ 1,729,066      $     4,135,878
                                                                             ===========      ===========      ===============

The accompanying notes are an integral part of the financial statements.

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ViroTex Corporation (the "Company") was incorporated on May 4, 1988, to develop, manufacture and market topical dermatological pharmaceutical products. The Company has since evolved to a developer of proprietary drug delivery systems that use the skin and mucosa as the primary site of delivery. These technologies have a variety of product applications for local and systemic delivery of pharmaceutical compounds. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research, product and market development and out-licensing product. Following is a summary of the Company's significant accounting policies.

         CASH AND CASH EQUIVALENTS

         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

         INVENTORY

         Inventories, consisting of finished goods, are stated at the lower of cost or market. Cost is determined by the first-in, first out method. All inventories were sold, transferred or disposed of in 1996.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Depreciation for property and equipment, excluding leasehold improvements, is provided over the estimated useful lives of the depreciable assets using the straight-line method for financial reporting purposes. Amortization of leasehold improvements is provided using the straight-line method over the estimated useful lives of the improvements or the remaining term of the lease, whichever is shorter. Additions or improvements that increase the value or extend the life of an asset are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation, and any gain or loss from disposition is reflected in the statements of operations.

         INCOME TAXES

         The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"). Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year end. A valuation allowance is provided, if necessary, to reduce any resulting deferred tax assets to their net realizable value.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         REVENUE RECOGNITION

         Sales and royalty revenue is recognized as earned on the accrual basis of accounting. Research grants are recognized in income as work is performed. Deferred federal grants are recorded to reflect amounts received in excess of costs incurred. During 1997 and 1996, all of the Company's sales and royalty revenue was derived from one product, Viractin Cold Sore and Fever Blister medicine ("Viractin") (see Note
         11).

         RESEARCH AND DEVELOPMENT

         Costs of research and development are expensed as incurred.

         PATENTS

         The Company has applied for certain United States and foreign patents, some of which are currently pending. Patent costs, which consist primarily of legal fees, have been capitalized and are amortized, beginning at the patent issue date, using the straight-line method over periods ranging from 17 to 20 years. If such patents are rejected, the costs will be expensed at the date of rejection.

         LICENSE AGREEMENTS

         The Company periodically acquires rights to utilize technology and materials required to produce new products. License costs have been capitalized and are amortized using the straight-line method over a period of 3 years.

         ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         STOCK-BASED COMPENSATION

         In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), which encourages, but does not require, all entities to record compensation expense on all stock-based compensation plans based upon fair value. However, it also allows an entity to continue to measure compensation costs for options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company accounts for compensation cost for stock issued to employees in accordance with APB Opinion No. 25. In accordance with FAS 123, the Company has disclosed pro forma compensation expense as if the fair value-based method of accounting had been applied. See Note 10.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         CONCENTRATION OF CREDIT RISK

         The Company maintains its cash account with a major investment bank. Management periodically assesses the financial condition of the institution and believes that any possible credit risk is minimal.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income") ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires classification of the components of other comprehensive income by their nature in a financial statement and the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for years beginning after December 15, 1997, and is not expected to have a material impact on financial position or results of operation.



2.       SUPPLEMENTAL CASH FLOW INFORMATION:

         Interest expense incurred and paid during the years ended December 31, 1997 and 1996 totaled $784 and $5,759, respectively.

         As discussed in Note 7, the Company issued 25,000 shares of common stock to buy out a license agreement. As of December 31, 1997, the Company owed $125,000 to the licensor. These noncash transactions have been excluded from the statements of cash flows.



3.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following at December 31, 1997 and 1996:

                                                     1997            1996
Furniture and equipment                            $ 166,281      $  78,880
Leasehold improvements                                67,721         46,987
Research and development equipment                   414,319        211,044
Equipment under capital lease agreements               9,326          9,326
                                                   ---------      ---------

                                                     657,647        346,237
Less accumulated depreciation and amortization      (163,051)      (102,843)
                                                   ---------      ---------

                                                   $ 494,596      $ 243,394
                                                   =========      =========

         Included in accumulated depreciation and amortization at December 31, 1997 and 1996 is $9,326 of accumulated amortization on equipment acquired under capital lease agreements.

         Depreciation expense for the years ended December 31, 1997 and 1996 and for the period from inception, May 4, 1988, to December 31, 1997, totaled $60,200, $32,900 and $163,000, respectively.

4.       OTHER ASSETS:

         Other assets consisted of the following at December 31, 1997 and 1996:

                                     1997           1996
License agreement                                $ 405,000
Restricted cash                   $ 125,000        225,000
Patents and trademarks               99,591        214,898
Other                                34,108         30,987
                                  ---------      ---------

                                    258,699        875,885

Less accumulated amortization       (17,365)       (91,899)
                                  ---------      ---------

                                  $ 241,334      $ 783,986
                                  =========      =========

         Amortization expense for the years ended December 31, 1997 and 1996 and for the period from inception, May 4, 1988, to December 31, 1997, totaled $81,400, $77,400 and $173,300, respectively.


5.       LONG-TERM DEBT:

         Long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                           1997       1996
Uncollateralized note payable to the Company's landlord for leasehold improvements, bearing interest at 9.75% per year and due in monthly installments of principal and interest of $793 which was
   paid in full during fiscal 1997                                        $   --     $15,254
Less current maturities                                                       --      (8,398)
                                                                          ------     -------

Long-term debt, net of current maturities                                 $   --     $ 6,856
                                                                          ======     =======

6.       STOCKHOLDERS' EQUITY:

         PREFERRED STOCK

         In August 1990, the Company's Articles of Incorporation were amended to authorize 5,000,000 shares of Serial Preferred Stock with a par value of $.001 per share. In April 1995, the Company's Articles of Incorporation were amended to increase the authorized shares of Serial Preferred Stock to 10,000,000 shares. The Company's Board of Directors is authorized to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of each series.

         Prior to 1992, the Company issued 350,000 and 384,616 shares of Series A and B convertible Preferred Stock, respectively. In March and June 1992, the Company issued 100,000 and 240,000 shares, respectively, of Series C convertible Preferred Stock for $510,000 cash. In May 1993, the Company issued 850,000 shares of Series D convertible Preferred Stock for $1,600,000 cash and cancellation of a note payable in the principal amount of $100,000 to a stockholder. In November 1993, the Company issued an additional 150,000 shares of Series D convertible Preferred Stock for $300,000 cash. In April 1995, the Company issued 1,566,668 shares of Series E convertible Preferred Stock for $1,550,001 cash and $800,000 in media credits. In July 1996, the Company issued 1,100,000 shares of Series F convertible Preferred Stock for $2,200,000 cash.

         The Series A, B, C, D, E and F Preferred Stock (the "Series") each have par values of $.001, are noncumulative and have liquidation preferences of $.50, $1.30, $1.50, $2.00, $1.50 and $2.00, respectively.
         Additionally, the Series are entitled to vote on all matters submitted to a vote of the stockholders on an "as if converted basis" and the holders of Series D and E Preferred Stock, together as a class, are each entitled to elect one director to the Board of Directors. The Series are also convertible, at the option of the holder, at any time after the date of issuance, into shares of common stock as is determined by the number of Preferred Stock shares outstanding divided by the respective liquidation preference amount. Additionally, each share of the Series shall automatically be converted into shares of common stock at its then effective conversion rate, as defined in the amended Articles of Incorporation, immediately upon the effectiveness of a registration statement under the Securities Act of 1933, as amended, with a firm commitment to underwrite the Company's common stock for aggregate gross proceeds greater than $10,000,000 and a per share price greater than $7.50.

         COMMON STOCK

         In April 1995, the Company's Articles of Incorporation were amended to increase the authorized shares of common stock to 15,000,000 shares.

         In March 1996, the Company issued 25,000 shares of its common stock at estimated fair value as of the date of grant as part of a license agreement (see Note 7).

6.      STOCKHOLDERS' EQUITY, CONTINUED:

         STOCK PURCHASE WARRANTS

         During 1995, the Company issued a warrant to purchase 52,936 shares of its common stock. The warrant is exercisable at anytime until 2000 at a price per share of $1.65. This warrant was issued as partial payment for services provided to the Company.

7.       COMMITMENTS AND CONTINGENCIES:

         The Company leases its office and laboratory space, as well as certain office equipment, under noncancelable operating leases through March 2003.

         Future minimum payments under noncancelable operating leases, including modifications made subsequent to December 31, 1997, are as follows:

                                                OPERATING
                                                  LEASE
              1998                             $   146,694
              1999                                 156,556
              2000                                 160,278
              2001                                 159,528
              2002                                 158,004
              2003                                  39,501
                                               -----------

              Total minimum lease payments     $   820,561
                                               ===========


         Rental expense under operating leases for the years ended December 31, 1997 and 1996 totaled approximately $58,000 and $30,000, respectively. Subsequent to December 31, 1997, the Company modified its lease of office space. This modification requires monthly payments of $3,452 from February 2000 through March 2003. In March 1998, the Company signed a lease with its landlord moving its research facilities to a new location. This new lease requires monthly payments of $9,715 through March 2003. Upon execution of this lease, the Company was released from its previous lease of research facilities that required monthly payments of $2,335 through January 2000.

         EMPLOYMENT AGREEMENTS

         The Company entered into new employment agreements with two officers of the Company in fiscal year 1995. These agreements superseded two agreements previously entered into in fiscal years 1993 and 1992. Under the terms of the new agreements, the employees are entitled to compensation ranging from three to nine months if the employees are terminated prior to the expiration of the agreements. The Company entered into employment agreements with two new officers of the Company in fiscal year 1996. Under the terms of these agreements, the employees are entitled to compensation for three months if the employees are terminated prior to the expiration of the agreements.

7.      COMMITMENTS AND CONTINGENCIES, CONTINUED:

         LICENSE AGREEMENT

         In May 1990, the Company entered into a license agreement with Ginamarie Products (the "Licensor") for the purpose of undertaking development to manufacture, use and sell certain licensed products. Under the terms of the agreement, the Company paid a license fee of $10,000 and shall pay the Licensor royalties equal to the greater of two percent of the net sales of each licensed product or $25,000 per year commencing upon the expiration of four years from the effective date of the agreement.

         In March 1996, the Company bought out the license agreement for 25,000 shares of common stock and $400,000 cash, of which $300,000 was placed in escrow to be paid out over a period of three years on a quarterly basis at $25,000 per quarter.



8.      FEDERAL INCOME TAXES:

         At December 31, 1997, the Company had net operating loss carryforwards available to offset future taxable income as follows:

              YEAR EXPIRES
                  2009                           $     540,884
                  2010                               1,617,065
                  2011                                 823,240
                                                 -------------

                                                 $   2,981,189
                                                 =============

         Net operating loss carryforwards for financial reporting purposes and alternative minimum tax reporting purposes are approximately the same as those under the regular tax method.

         Special limitations exist under the tax law which may restrict the utilization of the regular tax net operating loss carryforwards.

         The Company provides a valuation allowance to reduce deferred income tax assets to their net realizable value. The tax effects of loss carryforwards that give rise to deferred income tax assets and the valuation allowance at December 31, 1997 and 1996 are as follows:

                                         1997             1996
Net operating losses                 $ 1,013,604      $ 1,765,006
Alternative minimum tax credits           40,236
Financial accruals                        (6,693)          23,904
                                     -----------      -----------

Gross deferred income tax assets       1,047,147        1,788,910
Valuation allowance                   (1,047,147)      (1,062,910)
                                     -----------      -----------

Net deferred income tax asset        $        --      $   726,000
                                     ===========      ===========

         The difference between the provision (benefit) for federal income taxes and the amount that would result if the U.S. federal statutory rate of 34% were applied to pretax loss is as follows:


                                                                         1997                           1996
                                                              -----------------------------   --------------------------
                                                                            PERCENTAGE OF                  PERCENTAGE OF
                                                                AMOUNT       PRETAX INCOME     AMOUNT      PRETAX (LOSS)
              Expected expense (benefit) at the statutory
                  tax rate                                    $   758,700           34%       $ (295,157)       (34%)
              Change in valuation allowance                       (15,800)          (1%)        (422,195)       (50%)
              Adjustment to prior year asset                       18,400            1%
              Other                                                 4,936                         (8,648)
                                                              -----------        -----        ----------      -----

                                                              $   766,236           34%       $ (726,000)       (84%)
                                                              ===========       ======        ==========      =====


9.       RELATED PARTY TRANSACTIONS:

         The Company made payments for legal, research and development and consulting services provided by certain stockholders and/or directors for 1997 and 1996 totaling approximately $59,200 and $21,900, respectively.

         The Company's operating leases for office and research facilities (see
         Note 7) and long-term debt (see Note 5) obligations are with The Woodlands Corporation, a stockholder of the Company.

         During 1996, the Company borrowed and repaid $300,000 from Ventures Medical, L.P., a stockholder of the Company. The Company paid $3,863 of interest expense in connection with this borrowing.

10.      STOCK-BASED COMPENSATION:

         STOCK OPTION PLAN

         In May 1991, the stockholders approved the Company's 1991 Stock Option Plan (the "Plan"). The Plan, as amended, provides for the granting of 500,000 stock options to officers, other key employees of the Company and independent contractors under the terms and conditions determined by the Board of Directors. Options granted may be either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, or nonqualified options. The stock options vest over periods ranging from 2-5 years, and are exercisable over a period determined by the Board of Directors, but no longer than ten years from the date of grant. All options become exercisable in full in the event of a change in control, as defined by the board of directors. The option price is generally greater than or equal to the fair value of the common stock at the date of grant. In October 1994, the Board of Directors approved an additional 500,000 stock options under the Plan. In July 1996, the Board of Directors approved an additional 500,000 stock options under the Plan. Following is an analysis of stock option activity in the Plan for the years ended December 31, 1997 and 1996.

10.      STOCK-BASED COMPENSATION, CONTINUED:

         STOCK OPTION PLAN, CONTINUED

                                                                               YEAR ENDED DECEMBER 31, 1997
                                         --------------------------------------------------------------------------------
                                         UNEXERCISED
               OPTION                     OPTIONS AT                    OPTIONS             UNEXERCISED
              PRICE PER       YEAR       BEGINNING OF    OPTIONS     EXERCISED OR           OPTIONS AT        EXPIRATION
                SHARE        GRANTED        PERIOD       GRANTED       CANCELED            END OF PERIOD         DATE
              $ .50           1997               --        256,000            --              256,000             2004
                .20           1996          578,297             --        10,833              567,464          2001,2003
                .20           1995          264,899             --        12,917              251,982          2000,2002
                .20           1994           82,378             --        35,253               47,125             1999
                .20           1993          121,253             --            --              121,253             1999
                .15           1992          120,450             --            --              120,450             1999
                                          ---------      ---------     ---------            ---------

                                          1,167,277        256,000        59,003            1,364,274
                                          =========      =========     =========            =========


                                                                       YEAR ENDED DECEMBER 31, 1996
                                            ---------------------------------------------------------------------------
                                            UNEXERCISED
               OPTION                        OPTIONS AT                      OPTIONS      UNEXERCISED
              PRICE PER      YEAR           BEGINNING OF       OPTIONS     EXERCISED OR    OPTIONS AT        EXPIRATION
                SHARE       GRANTED            PERIOD          GRANTED       CANCELED     END OF PERIOD         DATE

                $ .20        1996                   --          578,297            --        578,297            1999,
                                                                                                             2001-2003
                  .20        1995              312,000               --        47,101        264,899         1997-1998,
                                                                                                                2002
                  .20        1994              134,203               --        51,825         82,378            1999
                  .20        1993              121,253               --            --        121,253            1999
                  .15        1992              120,450               --            --        120,450            1999
                                             ---------        ---------     ---------     ----------

                                               687,906          578,297        98,926      1,167,277
                                             =========        =========     =========     ==========


         As of December 31, 1997 and 1996, outstanding stock options which were exercisable totaled 816,830 and 416,691, respectively. As of December 31, 1997, 1,364,274 options were outstanding with a weighted-average exercise price of $.25 and a weighted-average contractual life of 4.8 years.

         The fair value of each stock option granted during 1997 and 1996 was estimated as of the date of grant using the minimum value method with the following weighted-average assumptions for grants in 1997 and 1996: no dividend yield; no volatility; risk-free interest rates ranging from 5.63% to 6.80%; and expected option lives from 3.5 to 6 years.

         Pursuant to APB Opinion No. 25, the Company was not required to recognize a charge for compensation expense for equity-based compensation awarded in 1997 or 1996. If the fair value based method of accounting in FAS 123 had been applied, the Company would have recognized $13,799 in 1997 and $7,521 in 1996 as compensation expense. The initial effects of applying FAS 123 are not indicative of future amounts.

11.      ROYALTIES AND CORPORATE ALLIANCE FEES:

         In March 1996, the Company entered into a license agreement (the "Agreement") with Schering-Plough Healthcare Products, Inc. ("SPHCP") for the purpose of transferring certain trademarks, patents and technology associated with Viractin in North America and Mexico. Under the terms of the Agreement, SPHCP paid the Company a technology access fee of $750,000, which was recorded as license fees in the statements of operations. Additionally, SPHCP paid the Company royalties equal to the greater of ten percent of the net sales of Viractin or $150,000 at the end of each calendar quarter. For the years ended December 31, 1997 and 1996, the Company recorded $320,000 and $300,000, respectively, in royalty revenue related to the Agreement. In July 1997, the Company and SPHCP mutually terminated the Agreement. In July 1997, the Company entered into an asset purchase agreement (the "Purchase Agreement") with CEP Holdings, Inc. ("CEP") for the purpose of transferring all trademarks, patents, technology and assets associated with Viractin. Under the terms of the Purchase Agreement, CEP paid the Company $4,500,000. CEP will also pay the Company royalties equal to ten percent of the net sales of Viractin at the end of each calendar quarter for five years commencing upon execution of the Purchase Agreement. For the year ended December 31, 1997, the Company recorded $67,600 in royalty revenue related to the Purchase Agreement. Approximately 97% of the Company's 1997 revenues were derived from the sale of Viractin and royalties received under terms of the agreements mentioned above.

                               VIROTEX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS
                    DECEMBER 31, 1997 AND SEPTEMBER 30, 1998



ASSETS

                                             September 30, 1998  December 31, 1997
                                                 (Unaudited)         (Audited)
                                             ------------------  -----------------
Current Assets:
         Cash and Cash Equivalents               $ 1,792,619      $ 4,135,878
         Accounts Receivable                          62,444           70,184
         Prepaid and Other Assets                     41,111           73,851
                                                 -----------      -----------
                  TOTAL CURRENT ASSETS             1,896,174        4,279,913
                                                 -----------      -----------

Property and equipment, net                          651,299          494,596
Other Assets, net                                    210,592          241,334
                                                 -----------      -----------
                                                     651,299          735,930
                                                 -----------      -----------

TOTAL ASSETS                                     $ 2,758,065      $ 5,015,843
                                                 ===========      ===========


LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
         Accounts Payable                            110,562          117,254
         Accrued Liabilities                         141,026          112,280
         Current federal income tax payable               --           40,236
                                                 -----------      -----------
                  TOTAL CURRENT LIABILITIES      $   251,588      $   269,770
                                                 -----------      -----------

Other liabilities                                         --           25,000

Commitments and Contingencies

Stockholders' Equity:
         Preferred Stock                               4,741            4,741
         Common Stock                                    668              642
         Additional Paid in Capital                7,788,772        7,779,403
         Accumulated Deficit                      (5,287,704)      (3,063,713)
                                                 -----------      -----------
                  TOTAL STOCKHOLDERS' EQUITY       2,506,447        4,721,073

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $ 2,758,065      $ 5,015,843
                                                 ===========      ===========

The accompanying notes are an integral part of the financial statements.

                               VIROTEX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS
                            FOR THE NINE MONTHS ENDED
                           SEPTEMBER 30, 1998 AND 1997
                AND FOR THE PERIOD FROM INCEPTION, MAY 4, 1988,
                             TO SEPTEMBER 30, 1998

                                   (UNAUDITED)



                                                                                        INCEPTION
                                                                                      MAY 4, 1988 TO
                                                         1998             1997      SEPTEMBER 30, 1998
                                                     -----------      -----------   ------------------
REVENUES:
         LICENSE FEES                                $        --      $ 4,575,000      $ 5,400,000
         ROYALTIES                                       142,138          300,000          829,743
         SPONSORED RESEARCH                              110,000               --          110,000
         NET PRODUCT SALES                                    --           63,283          180,339
         GRANT REVENUE                                        --           83,062          199,764
         OTHER                                                --           63,283           88,283
                                                     -----------      -----------      -----------
                  TOTAL REVENUES                         252,138        5,021,345        6,808,129
                                                     -----------      -----------      -----------

COST OF SALES                                                 --         (414,197)        (490,523)

EXPENSES:
         RESEARCH AND DEVELOPMENT                    $ 1,588,136      $   947,310      $ 4,959,374
         SALES AND MARKETING                             284,486          292,066        2,874,885
         GENERAL AND ADMINISTRATIVE                      725,919          627,570        4,094,681
                                                     -----------      -----------      -----------
                  TOTAL OPERATING EXPENSES             2,598,541        1,866,946       11,948,940
                                                     -----------      -----------      -----------

INCOME (LOSS) FROM OPERATIONS                         (2,346,403)       2,740,202       (5,631,334)
                                                     -----------      -----------      -----------
         INTEREST INCOME AND OTHER                       125,029           73,571          400,311
         INTEREST EXPENSE                                 (2,617)          (1,310)         (16,445)
                                                     -----------      -----------      -----------
NET INCOME (LOSS) BEFORE TAXES                        (2,223,991)       2,812,463       (5,247,468)
                                                     -----------      -----------      -----------
         CURRENT INCOME TAX EXPENSE                           --          (40,236)         (40,236)
         DEFERRED INCOME TAX (EXPENSE) BENEFIT                --         (726,000)              --
                                                     -----------      -----------      -----------
NET INCOME (LOSS)                                    $(2,223,991)     $ 2,046,227      $(5,287,704)
                                                     ===========      ===========      ===========


The accompanying notes are an integral part of the financial statements.

                               VIROTEX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENTS OF CASH FLOW
                            FOR THE NINE MONTHS ENDED
                           SEPTEMBER 30, 1998 AND 1997
                AND FOR THE PERIOD FROM INCEPTION, MAY 4, 1988,
                             TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                                                                                              INCEPTION
                                                                                                            MAY 4, 1988 TO
                                                                             1998             1997        SEPTEMBER 30, 1998
                                                                          -----------      -----------    ------------------
Cash flows from operating activities:
         Net Income (Loss)                                                $(2,223,991)     $ 2,812,463        $ 5,287,704

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
         Depreciation and amortization                                         51,550           44,413            397,878
         Issuance of common stock for goods and services                           --               --            827,099
         Provision for bad debts                                                   --               --             35,494
Changes in operating assets and liabilities:
         Accounts receivables                                                   7,740          104,988            (97,938)
         Prepaid and other assets                                              32,740            6,893            (41,111)
         Other assets, net                                                     81,715          315,879            335,375
         Accounts payable and accrued liabilities                              72,054         (173,893)           201,588
         Increase (decrease) in Federal income taxes payable                  (40,236)              --                 --
                                                                          -----------      -----------        -----------
                  Total adjustments                                           205,563          298,280          1,658,385
                                                                          -----------      -----------        -----------
                  Net cash provided by (used in) operating activities      (2,018,428)       3,110,743
                                                                          -----------      -----------         (3,629,319)
Cash flows from investing activities:
         Investment in note receivable                                             --               --              1,417
         Proceeds from repayment of note receivable                                --               --             (1,417)
         Investment in patents and license agreements                         (34,443)         127,335           (577,773)
         Capital expenditures                                                (224,783)        (240,025)          (840,505)
                                                                          -----------      -----------        -----------
                  Net cash used in investing activities                      (259,226)        (112,670)        (1,418,278)
                                                                          -----------      -----------        -----------
Cash flows from financing activities:
         Proceeds from note payable                                                --               --             40,200
         Proceeds from issuance of preferred stock                                 --               --          6,835,001
         Proceeds from issuance of common stock
                  under stock options and warrants                              9,395               --
         Principal payments on note payable                                   (75,000)           9,746             27,081
         Principal payments on capital lease                                       --               --           (412,740)
                                                                          -----------      -----------        -----------
                  Net cash provided by (used in) financing activities         (65,605)           9,746             (9,326)
                                                                          -----------      -----------        -----------
Net increase (decrease)in cash and cash equivalents                        (2,343,259)       3,007,819          6,840,216

Cash and cash equivalents at beginning of period                            4,135,878        1,954,067          1,792,619
                                                                          -----------      -----------        -----------
Cash and cash equivalents at end of period                                $ 1,792,619      $ 4,961,886        $ 1,792,619
                                                                          ===========      ===========        ===========


The accompanying notes are an integral part of the financial statements.

VIROTEX CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 1998


                                            PREFERRED STOCK                 COMMON STOCK
                                    ------------------------------   ---------------------------
                                                        ADDITIONAL                    ADDITIONAL  DEFICIT ACCUMULATED
                                                         PAID-IN                       PAID-IN        DURING THE
                                      SHARES    AMOUNT    STOCK      SHARES    AMOUNT   STOCK      DEVELOPMENT STAGE     TOTAL
                                    ---------  -------  ----------   -------   ------ ----------  ------------------- -----------
Balance, December 31, 1997          4,741,284  $ 4,741   7,730,260   641,704   $  642     49,143     $(3,063,713)     $ 4,721,073

Exercise of stock options at $0.20*        --       --          --    12,500       12      2,488              --      $     2,500

Exercise of stock options at $0.50*        --       --          --    13,792       14      6,881              --      $     6,895

Net Loss for the period*                   --       --          --        --       --         --     $(2,567,395)     $(2,567,395)
                                    ---------  -------  ----------   -------   ------ ----------     -----------      -----------
Balance, September 30, 1998*        4,741,284  $ 4,741  $7,730,260   667,996   $  668 $   58,512     $(5,631,108)     $ 2,163,073
                                    =========  =======  ==========   =======   ====== ==========     ===========      ===========

* Unaudited



                  Recap of Additional Paid-In Capital
                           Preferred Stock                    $ 7,730,260
                           Common Stock                       $    58,512
                                                              -----------
                                            Total             $ 7,788,772
                                                              ===========

The accompanying notes are an integral part of the financial statements.

                               VIROTEX CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The financial statements included herein are unaudited, condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all adjustments considered necessary (which consist only of normal recurring accruals) for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results of operations for the entire year. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1997 included with this report.

NOTE 2.  SUBSEQUENT EVENTS

         ViroTex develops over-the-counter and prescription products based on proprietary drug delivery systems that provide topical and transmucosal delivery of medications requiring quick onset of action. On November 24, 1998 Atrix Laboratories, Inc. a Delaware corporation ("Atrix"), completed the acquisition of ViroTex through the merger of its wholly-owned subsidiary, Atrix Acquisition Corporation, a Delaware corporation, with and into ViroTex.

         Under the terms of the Agreement and Plan of Reorganization dated November 24, 1998 (the "Merger Agreement"), the stockholders of ViroTex are entitled to receive $7.5 million in cash and $500,000 in value of shares of the Registrant's common stock, $.001 par value (the "Common Stock"). In addition, the ViroTex stockholders are entitled to receive additional consideration of up to $3,000,000, payable in shares of Common Stock or cash, upon satisfaction of certain earn-out events set forth in the Merger Agreement related to the performance of certain products of ViroTex. Atrix also issued a warrant to purchase shares of Common Stock in replacement of a warrant to purchase shares of ViroTex common stock, and agreed to replace certain options held by employees of ViroTex who will become employees or consultants of Atrix.

                                  Attachment B


                  Introduction to Unaudited Condensed Combined Pro Forma Financial
                  Statements of Atrix Laboratories, Inc. and ViroTex Corporation                B-1

                  Unaudited Condensed Combined Pro Forma Balance Sheet
                  as of September 30, 1998                                                      B-2

                  Unaudited Condensed Combined Pro Forma Statements of Operations
                  for the Nine Months Ended Ended September 30, 1998                            B-3

                  Unaudited Condensed Combined Pro Forma Statements of Operations
                  for the Year Ended December 31, 1997                                          B-4

                  Notes to Unaudited Condensed Combined Pro Forma Financial
                  Statements                                                                    B-5

  INTRODUCTION TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
                ATRIX LABORATORIES, INC. AND VIROTEX CORPORATION
                                  (UNAUDITED)

         The following unaudited condensed combined pro forma financial statements are based on the historical financial statements of Atrix Laboratories, Inc. ("Atrix") and ViroTex Corporation ("ViroTex") for the year ended December 31, 1997 and the nine-month periods ended September 30, 1998 and 1997. The pro forma financial statements have been prepared to give effect to the transactions.

         The accompanying Unaudited Condensed Combined Pro Forma Income Statements for the year ended December 31, 1997 and for the nine month period ended September 30, 1998 have been presented on the assumption that the transactions occurred on January 1, 1997 and January 1, 1998, respectively. The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1998 has been presented on the assumption that the transactions occurred as of September 30, 1998.

         These unaudited pro forma financial statements are not necessarily indicative of the results of operations that would have been reported if the transactions had occurred at the time presented and are not necessarily indicative of the results that will be achieved for future periods as a result of the transactions. However, Atrix management does anticipate that the acquisition will positively impact the Atrix financial condition and operating results over the expectant lives of the acquired technologies.

         The pro forma financial information should be read in conjunction with the historical financial statements of Atrix included in Form 10-K for the period ended December 31, 1997 and the historical financial statements of ViroTex included in this report.

                            ATRIX LABORATORIES, INC.
                   CONDENSED COMBINED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                   ASSETS

                                                                                                     PURCHASE
                                                                                                     PRO FORMA
                                                                   ATRIX            VIROTEX         ADJUSTMENTS          TOTAL
                                                                ------------------------------      ------------------------------
CURRENT ASSETS:
Cash and cash equivalents                                       $ 17,285,276      $  1,792,619      $ (6,124,661)(a)  $ 12,953,234
Marketable securities, at fair market value                       50,638,857                --                          50,638,857
Accounts receivable, net                                             852,454            62,444                --           914,898
Interest receivable                                                  797,252                --                             797,252
Inventories                                                        2,827,503                --                           2,827,503
Prepaid expenses and deposits                                        830,743            41,111                --           871,854
                                                                ------------      ------------      ------------      ------------
Total current assets                                              73,232,085         1,896,174        (6,124,661)       69,003,598
                                                                ============      ============      ============      ============

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment                                      9,641,360           882,430          (335,655)(b)    10,188,135
Accumulated depreciation and amortization                         (3,021,432)         (231,131)(b)       231,131 (c)    (3,021,432)
                                                                ------------      ------------      ------------      ------------
Property, plant and equipment, net                                 6,619,928           651,299          (104,524)        7,166,703
                                                                ------------      ------------      ------------      ------------
OTHER ASSETS:

Intangible assets, net of accumulated amortization                 1,122,736           133,199                --         1,255,935
Deferred finance costs, net of accumulated amortization            1,740,116                --                --         1,740,116
Goodwill                                                                  --                --         3,727,214(c)      3,727,214
Other assets                                                              --            77,393                --            77,393
                                                                ------------      ------------      ------------      ------------
   Total other assets                                              2,862,852           210,592         3,727,214         6,800,658
                                                                ------------      ------------      ------------      ------------
TOTAL ASSETS                                                    $ 82,714,865      $  2,758,065      $ (2,501,971)     $ 82,970,959
                                                                ============      ============      ============      ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable - trade                                        $  1,042,335      $    110,562      $         --      $  1,152,897
   Interest payable                                                1,155,479                --                --         1,155,479
Accrued salaries and payroll taxes                                   230,774                --           508,404(d)        739,178
Other accrued liabilities                                             56,123           141,026           561,000(e)        758,149
                                                                ------------      ------------      ------------      ------------
Total current liabilities                                          2,484,711           251,588         1,069,404         3,805,703
                                                                ------------      ------------      ------------      ------------

CONVERTIBLE SUBORDINATED NOTES PAYABLE                            50,000,000                --                --        50,000,000

COMMITMENTS AND  CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock                                                            0              4741            (4,741)(f)            --
Common stock                                                          11,323               668              (517)(g)        11,474
   Additional paid-in capital                                     73,456,858         7,788,772        (6,752,797)(h)    74,492,833
Unrealized holding gain (loss) on marketable securities              377,943                --                --           377,943
   Treasury stock                                                   (435,001)               --                --          (435,001)
   Accumulated deficit                                           (43,180,969)       (5,287,704)        4,256,084 (h)   (44,212,589)
Total shareholders' equity                                        30,230,154         2,506,477         3,186,680 (i)    32,736,631
                                                                ------------      ------------      ------------      ------------
TOTAL                                                           $ 82,714,865      $  2,758,065      $ (3,571,375)     $ 85,472,930
                                                                ============      ============      ============      ============

                            ATRIX LABORATORIES, INC.
             CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                                            PURCHASE
                                                                                            PRO FORMA
                                                       ATRIX              VIROTEX          ADJUSTMENTS          TOTAL
REVENUE:
Sales and royalty                                    $  2,281,124      $    142,138       $         --      $  2,423,262
Contract revenue                                          423,521           110,000                 --           533,521
License fees                                                   --                --                 --                --
Sale of marketing rights                               12,000,000                --                 --        12,000,000
Interest income                                         2,838,843           125,029           (229,675)(j)     2,734,197
Other income (loss), net                                   57,317                --                 --            57,317
                                                     ------------      ------------       ------------      ------------
Total revenue                                          17,600,805           377,167           (229,675)       17,748,297
                                                     ------------      ------------       ------------      ------------

EXPENSES:
Cost of goods sold                                      1,466,822                --                 --      $  1,466,822
Research and development
- ATRIDOX(TM)product                                    2,656,980                --                 --         2,656,980
- Other                                                 5,764,323         1,588,136           (599,986)(k)     6,752,473
Interest expense                                        2,669,720             2,617                 --         2,672,337
Costs related to licence fees                                  --                --                 --                --
Administrative and marketing                            1,869,095         1,010,405           (682,085)(l)     2,197,415
Amortization of goodwill                                       --                --            559,082 (m)       559,082
                                                     ============      ============       ============      ============
Total expenses                                         14,426,940         2,601,158           (722,988)       16,305,110
                                                     ============      ============       ============      ============
NET INCOME (LOSS) BEFORE INCOME TAX                     3,173,865        (2,223,991)           493,314         1,443,188
                                                     ============      ============       ============      ============
Current income tax expense                                     --                --             (5,478)(n)        (5,478)
Deferred income tax (expense) benefit                          --                --            (54,780)(o)       (54,780)
                                                     ============      ============       ============      ============
                                                     $  3,173,865      $ (2,223,991)      $    (46,439)     $    903,435
                                                     ============      ============       ============      ============
BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE     $       0.28                                           $       0.08
BASIC AND DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING:                                    11,293,149                                             11,331,009

                            ATRIX LABORATORIES, INC.
             CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                                               PURCHASE
                                                                                               PRO FORMA
                                                             ATRIX            VIROTEX         ADJUSTMENTS          TOTAL
REVENUE:
Sales and royalty                                         $  1,895,179      $    387,605                $-      $  2,282,784
Contract revenue                                               851,081            83,062                --           937,143
License fees                                                        --         4,575,000                --         4,575,000
Sale of marketing rights                                     7,100,000                --                --         7,100,000
Interest income                                              1,725,836           136,471          (306,233)(p)     1,556,076
Other income (loss), net                                       (29,797)           88,263                --            58,466
                                                          ------------      ------------      ------------      ------------
Total revenue                                               11,545,301         5,270,401          (306,233)       16,509,469
                                                          ------------      ------------      ------------      ------------
EXPENSES:
Cost of goods sold                                           1,533,441                --                --      $  1,533,441
Research and development                                                              --                                  --
- ATRIDOX(TM)product                                         5,455,693                --                --         5,455,693
- Other                                                      6,088,900         1,367,922          (582,402)(q)     7,456,822
Interest expense                                                 6,672               784                --             7,456
Costs related to licence fees                                                    414,197                --           414,197
Administrative and marketing                                 2,333,984         1,256,159          (950,135)(r)     3,590,927
Amortization of goodwill                                            --                --           745,443 (s)       745,443
                                                          ============      ============      ============      ============
Total expenses                                              15,412,016         3,039,062          (787,094)       19,196,523
                                                          ============      ============      ============      ============
NET INCOME (LOSS) BEFORE INCOME TAX                         (3,866,717)        2,231,339           480,861        (2,687,054)
                                                          ============      ============      ============      ============
Current income tax expense                                          --            40,236                --                --
Deferred income tax (expense) benefit                               --           726,000                --                --
                                                          ------------      ------------      ------------      ------------
                                                          $ (3,866,717)     $  1,465,103      $    785,193      $ (2,687,054)
                                                          ============      ============      ============      ============
BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE          $      (0.35)                                         $      (0.24)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING       11,133,669                                            11,157,172

                     NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

                ATRIX LABORATORIES, INC. AND VIROTEX CORPORATION

(a) To reflect the ViroTex acquisition for a cash purchase price of $6,124,661 as a component of the purchase price of ViroTex.
(b) To reflect the preliminary estimate of the fair value of the property, plant, and equipment under purchase accounting.
(c) To reflect the preliminary estimate of goodwill under purchase accounting.
(d) To reflect the obligations for severance pay as the result of the acquisition of Virotex.
(e) To reflect the obligations for investment banking and legal fees as the result of the acquisition of Virotex.
(f)      To reflect the elimination of preferred stock of ViroTex.
(g) To reflect the elimination of ViroTex common stock and the issuance of Atrix common stock as a component of the purchase price of ViroTex.
(h) To reflect the elimination of ViroTex additional paid in capital and the issuance of Atrix common stock as a component of the purchase price of ViroTex.
(i) To reflect the elimination of ViroTex accumulated deficit and the preliminary estimate of in-process R&D.
(j) To reflect potential reduction in interest income due to cash paid for the purchase of ViroTex for the nine month period.
(k) To reflect the potential amortization expense on goodwill of $3,727,214 over a five year period.
(l) To reflect alternative minimum tax expense at a rate of 10% of the Federal income tax for the periods presented.
(m) To reflect income tax expense at a rate of 34% for the periods presented.
(n) ViroTex and Atrix have not been subject to income tax as a result of their net operating loss carry forward position.
(o) To reflect potential reduction in interest income due to cash paid for the purchase of ViroTex for the twelve month period.
(p) To reflect the potential amortization expense on goodwill of $3,727,214 over a five year period.

(q) To reflect alternative minimum tax expense at a rate of 10% of the Federal income tax for the periods presented.
(r) To reflect income tax expense at a rate of 34% for the periods presented. ViroTex and Atrix have not been subject to income tax as a result of their net operating loss carry forward position.
(s) To reflect Virotex acquisition for the issuance of 37,860 shares as a component of the purchase price of Virotex.

Additional comments related to one time expenses:

General and Administrative expense does not include one-time expenses related to severance pay, investment banking fees, and legal fees of $353,000, $450,000, and $111,000, respectively, as a result of the Transaction.

Research and Development expense does not include one-time expense related to severance pay of $131,000 as a result of the Transaction.

The expense for in process research and development of $2,891,213 was not included in the pro forma income statements. Such expense is based on preliminary estimates and is subject to change.

                               Exhibit Index

Exhibit
Number                   Description
-------                  ------------
  23.      Consent of PricewaterhouseCoopers LLP.